UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 28, 2004

(Date of earliest event reported)

TEAM FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

KANSAS

000-26335

48-1017164

(State or other jurisdiction

(Commission

(I.R.S. Employer

of incorporation)	File Number)	Identification No.)

8 West Peoria, Suite 200, Paola, Kansas, 66071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone, including area code:  (913) 294-9667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective September 28, 2004, the Board of Directors of Team Financial, Inc. (the “Company”) amended the Company’s Bylaws.  The Company’s Board amended Section 15 of Article III regarding committees of the Board.  Prior to the amendment, that section of the Bylaws provided for only two committees of the Board:  an audit committee and an executive compensation committee.  Furthermore, the old section allowed non-independent directors to participate as members of these committees.

As a publicly reporting Company with its common stock listed on the Nasdaq National Market, the Company is subject to the recently enacted corporate governance rules of both Nasdaq and the Sarbanes-Oxley Act of 2002.  Under these new laws and regulations, the Company is required to maintain an audit committee solely consisting of independent directors, and the Company is also required to maintain other committees.

Because Section 15 of Article III of the Company’s Bylaws was not in harmony with the new laws and regulations, the Company’s Board deemed it advisable to amend Section 15 to provide for a flexible structure under which the Board can create various committees to meet the increased corporate governance requirements.

The amendment to the Company’s Bylaws was made by the Board without shareholder action pursuant to Section 1 of Article VI of the Bylaws which gives the Board discretion in amending the Bylaws.

The revised Section 15 of Article III now reads as follows:

Article III – Directors, Section 15.  Standing and Other Committees of the Board.  The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them.  Each Committee shall have two or more members.  The creation of a committee and appointment of members to it must be approved by a majority of all directors in office when the action is taken.  Any committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the law shall have and may exercise all the powers and authority of the Board of Directors in the directing of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it.  Each committee shall keep records.  Each committee shall report to the Board of Directors from time to time as requested.  Except as the Board of Directors may otherwise determine, any committee may make further rules for the conduct of its business and appoint subcommittees and assistants as it deems appropriate.

Prior to the amendment, Section 15 of Article III was as follows:

Article III – Directors, Section 15.  Standing and Other Committees of the Board.  There shall be two standing committees:  (1) The Audit Committee and the (2) The Executive Compensation Committee.  The Chairman of the Board shall recommend to the Board of Directors at least three directors of whom no less than two shall be outside directors to be appointed to the Audit Committee who shall be responsible for financial oversight and asset quality and other regularly required functions of an audit committee. All such appointments shall be approved by a majority vote of the Board of Directors.  The Chairman of the Board shall recommend to the Board of Directors at least two outside directors to be appointed to the Executive Compensation Committee who shall be responsible for negotiation and review of the Chairman and/or CEO employment contract(s) and the establishment of approved guidelines for employment contracts and performance review standards for all executive employment contracts.  All such appointments shall be approved by a majority of the Board of Directors.  The Chairman of the Board may appoint from time to time such other committees as shall be deemed necessary or beneficial.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM FINANCIAL, INC.

Date: October 6, 2004	By: /s/ Michael L. Gibson
Michael L. Gibson
President of Investments and
Chief Financial Officer